Exhibit 99.2

Press Contact: Ehmonie Hainey
Debt Resolve, Inc.
ehainey@debtresolve.com
(914) 949-5500 x228

Press Contact: Michelle Manoff
Rubenstein Public Relations
MManoff@rubensteinpr.com
(212) 843-8051

Investor Contact: John Baldissera
BPC Financial Marketing
(800) 368-1217

Press Release

DEBT RESOLVE TERMINATES AGREEMENT TO ACQUIRE CREDITORS INTERCHANGE, INC.
Notice of Termination sent to Stockholders of Creditors Interchange

WHITE PLAINS, NY (September 24, 2007) - Debt Resolve, Inc. (AMEX: DRV) announced today that it has provided notice to the stockholders of Creditors Interchange, Inc. (“Creditors Interchange”) of its decision to terminate the agreement to acquire Creditors Interchange, effective immediately.

In the notice of termination Debt Resolve sent to Creditors Interchange’s parent, Credint Holdings, LLC, Debt Resolve indicated its decision to terminate was due to Creditors Interchange’s breach of its representations and warranties under the purchase agreement related to its financial condition as well as the existence of a material adverse change in the financial condition of Creditors Interchange.

Debt Resolve initially entered into a purchase agreement with Credint Holdings, LLC to acquire Creditors Interchange on April 30, 2007. Debt Resolve Co-Chairman and CEO, James D. Burchetta said: "We are extremely disappointed we had to terminate our efforts to acquire Creditors Interchange. Unfortunately, the deterioration of the financial condition of Creditors Interchange left us no choice.”

Mr. Burchetta added: "We look forward to continuing the growth of our company organically and through strategic acquisitions in the near future. We will continue our efforts to raise financing to fund these opportunities as well as expanding our existing product lines.”

About Debt Resolve, Inc.
Debt Resolve provides lenders, collection agencies, debt buyers and utilities with a patent-based online bidding system for the resolution and settlement of consumer debt and a collections and skip tracing solution that is effective at every stage of collection and recovery. Debt Resolve clients are able to collect more money from more of their customers at a significantly lower cost than other online or offline tools. The DebtResolve system was developed by experts in the consumer credit, Internet technology and collection industries, and its model makes the system simple to set up and use. Through its subsidiary, DRV Capital, LLC, the company is actively engaged in the purchase and collections of distressed accounts receivable using its own collections solutions. Through its subsidiary, First Performance Corporation, the company is actively engaged in operating a collection agency for the benefit of its clients, which include banks, finance companies, and purchasers of distressed accounts receivable. The agency also operates as a R&D platform that intends to support the sale and usage of the company's software. The stock of Debt Resolve is traded on the American Stock Exchange. Debt Resolve is headquartered in White Plains, New York. www.debtresolve.com.

Forward-Looking Statement
This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based largely on Debt Resolve's expectations and are subject to a number of risks and uncertainties, certain of which are beyond Debt Resolve's control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, risks related to Debt Resolve’s history of opportunity losses and accumulated deficit, technology development, market acceptance of a virtual collection system, impact of competitive alternatives and pricing, future capital requirements, and general economic conditions that are less favorable than expected. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact occur.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the shares of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under securities laws of any such state.